              AS FILED WITH THE SECURITIES AND EXCHANGE
                   COMMISSION ON JANUARY 27, 1999
                                                 Registration No. 333-
                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                        ----------------------

                               FORM S-8

                        REGISTRATION STATEMENT

                                UNDER

                       THE SECURITIES ACT OF 1933

                        -----------------------

                   ADVANCED COMMUNICATIONS GROUP, INC.
        (Exact name of registrant as specified in its Charter)

           Delaware                               76-0549396
  (State or Other Jurisdiction                  (I.R.S. Employer
of Incorporation or Organization)              Identification No.)

                 390 South Woods Mill Road, Suite 150
                     St. Louis, Missouri 63017
        (Address of principal executive offices) (Zip Code)

ADVANCED COMMUNICATIONS GROUP, INC. 401(K) RETIREMENT SAVINGS PLAN
                       (Full Title of the Plan)

                        ----------------------

                             Richard O'Neal
                        Chief Executive Officer
                  Advanced Communications Group, Inc.
                 390 South Woods Mill Road, Suite 150
                      St. Louis, Missouri  63017
                (Name and Address of Agent for Service)

                             (314) 205-8668
     (Telephone Number, Including Area Code, of Agent for Service)

                    CALCULATION OF REGISTRATION FEE

                        ----------------------
    Title of                        Proposed Maximum      Proposed
   Securities       Amount to be     Offering Price   Maximum Aggregate      Amount of
to be Registered     Registered         Per Share      Offering Price     Registration Fee
----------------    ------------    ----------------  -----------------   ----------------
   Common Stock  500,000 Shares<F1>    $6.03125<F2>    $3,015,625.00<F2>      $838.34<F2>

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Advanced Communications
Group, Inc. 401(k) Retirement Savings Plan.

<F1>    Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

<F2>    The proposed maximum offering price per share and maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The fee has been calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933. Accordingly, the maximum offering price per share is based upon the average of the high and low sale prices of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange
        - Composite Transactions for January 26, 1999.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

      The following documents filed by Advanced Communications Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K dated March 30, 1998 for the fiscal year ended December 31, 1997, and filed with the Commission on March 31, 1998, as amended by the Company's Annual Report on Form 10-K/A dated April 30, 1998 and filed with the Commission on April 30, 1998.

      (b)    1.   The Company's Current Report on Form 8-K dated March 5,
                  1998 and filed with the Commission on March 5, 1998, as amended by the Company's Current Report on Form 8-K/A dated
                  May 4, 1998 and filed with the Commission on May 4, 1998.

             2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, dated May 14, 1998 and filed with the Commission on May 15, 1998.

             3. The Company's Current Report on Form 8-K dated July 9, 1998 and filed with the Commission on July 9, 1998.

             4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, dated August 14, 1998 and filed with the Commission on August 14, 1998.

             5. The Company's Current Report on Form 8-K dated November 10, 1998 and filed with the Commission on November 10, 1998.

             6. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, dated November 13, 1998 and filed with the Commission on November 16 1998.

             7. The Company's Current Report on Form 8-K dated January 14, 1999 and filed with the Commission on January 14, 1999.

      (c) The description of the Company's Common Stock, $.0001 par value per share, as contained in the Company's Registration Statement on Form 8-A dated February 11, 1998 and filed with the Commission on that date pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, including annual reports on Form 11-K which may be deemed to be filed by the Advanced Communications Group, Inc. 401(k) Retirement Savings Plan (the "Plan"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof


from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
----------------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------
         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Section 145 of the General Corporation Law of Delaware sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liability which they may incur in their capacity as such, subject to certain limitations. Under the Company's Restated Certificate of Incorporation, as amended and its Bylaws, in general, the Company must indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorney's fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person to the fullest extent authorized by the General
Corporation Law of the State of Delaware, as amended (and as the same may be amended in the future) (the "Delaware Act"). The right to indemnification described above includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that if the Delaware Act requires, such advancements shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Delaware Act or otherwise.

        The Company has entered into Indemnification Agreements with certain of its directors. The Indemnification Agreements generally are to the same effect as the charter provisions described above.


        The Company also maintains liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         See the Exhibit Index on page II-8 hereof. The Company will submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner to request a determination letter and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.
---------------------

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on January 27, 1999.

                  ADVANCED COMMUNICATIONS GROUP, INC.
                  (Registrant)



                  By:   /s/ Richard O'Neal
                        --------------------------------------
                        Richard O'Neal
                        Chief Executive Officer



                         POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard O'Neal, William H.
Zimmer III and James F. Cragg and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title
---------                 -----
/s/ Richard O'Neal        Chief Executive Officer and Director  )
------------------------- (Principal Executive Officer)         )
Richard O'Neal                                                  )
                                                                )
                                                                )
/s/ James F. Cragg        President, Chief Operations Officer   )
------------------------- and Director                          )
James F. Cragg                                                  )
                                                                )
                                                                )
/s/ William H. Zimmer III Executive Vice President, Chief       )
------------------------- Financial Officer and Director        )
William H. Zimmer III     (Principal Financial and Accounting   )
                          Officer)                              )
                                                                )
                                                                )
/s/ Robert F. Benton      Director                              )
-------------------------                                       )
Robert F. Benton                                                )
                                                                )
                                                                )
/s/ Rod K. Cutsinger      Director                              )
-------------------------                                       ) January 27, 1999
Rod K. Cutsinger                                                )
                                                                )
                                                                )
/s/ Todd J. Feist         Director                              )
-------------------------                                       )
Todd J. Feist                                                   )
                                                                )
                                                                )
/s/ Reginald J. Hollinger Director                              )
-------------------------                                       )
Reginald J. Hollinger                                           )
                                                                )
                                                                )
/s/ David M. Mitchell     Director                              )
-------------------------                                       )
David M. Mitchell                                               )
                                                                )
                                                                )
/s/ Marvin C. Moses       Director                              )
-------------------------                                       )
Marvin C. Moses                                                 )
                                                                )
                                                                )
/s/ Fred L. Thurman       Director                              )
-------------------------                                       )
Fred L. Thurman                                                 )

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Advanced Communications Group, Inc. 401(k) Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on January 27, 1999.



                            ADVANCED COMMUNICATIONS GROUP, INC.
                            401(K) RETIREMENT SAVINGS PLAN

                            By:  ADVANCED COMMUNICATIONS GROUP, INC.


                            By:  /s/ William H. Zimmer III
                                 -------------------------------------
                            Name:  William H. Zimmer III
                            Title: Chief Financial Officer





                            EXHIBIT INDEX

Exhibit
Number<F*>
----------
  4.1      Article IV, Article V, Article VI, Article VII and
           Article VIII of the Company's Restated Certificate of
           Incorporation as amended filed as Exhibit 3.1 to the
           Company's Quarterly Report on Form 10-Q for the
           quarter ended June 30, 1998, dated August 14, 1998
           and filed with the Securities and Exchange Commission
           on August 14, 1998 and incorporated herein by
           reference.

  4.2 Article 2 and Article 6 of the Company's Bylaws filed as Exhibit 3(ii) to the Company's Registration
           Statement on Form S-1 (333-37671) filed with the Securities and Exchange Commission on October 10,
           1997 and incorporated herein by reference.

  5(i)     Opinion of Blackwell Sanders Peper Martin LLP

 15 Letter of KPMG LLP with respect to certain unaudited financial statements of Advanced Communications Group, Inc.

 23.1(a) Consent of KPMG LLP with respect to certain financial statements of Advanced Communications Group, Inc.

 23.1(b) Consent of KPMG LLP with respect to certain financial statements of Advanced Communications Group, Inc.

 23.1(c) Consent of KPMG LLP with respect to certain financial statements of Feist Long Distance Service, Inc.

 23.1(d) Consent of KPMG LLP with respect to certain financial statements of Feist Long Distance Service, Inc.

 23.1(e) Consent of KPMG LLP with respect to certain financial statements of FirsTel, Inc.

 23.1(f) Consent of KPMG LLP with respect to certain financial statements of FirsTel, Inc.

 23.1(g) Consent of KPMG LLP with respect to certain financial statements of Great Western Directories, Inc.

 23.1(h) Consent of KPMG LLP with respect to certain financial statements of Great Western Directories, Inc.

 23.1(i) Consent of Hein & Associates with respect to certain financial statements of Valu-Line of Longview, Inc.

 23.1(j) Consent of KPMG LLP with respect to certain financial statements of Valu-Line of Longview, Inc.

 23.1(k) Consent of Ernst & Young LLP with respect to certain financial statements of KIN Network, Inc.

 23.2 Consent of Blackwell Sanders Peper Martin LLP contained in Exhibit 5(i).

 24        Power of Attorney contained on Page II-5 hereof.

<F*>Numbers correspond to document numbers in Exhibit Table of Item 601 of
    Regulation S-K.

                              II-8